Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-227229 on Form S-3 and Registration Statement No. 333-219982 on Form S-8 of our reports dated March 12, 2020, relating to the financial statements of Venator Materials PLC and the effectiveness of Venator Materials PLC’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte LLP
Leeds, United Kingdom
March 12, 2020